VERTICAL COMPUTER SYSTEMS, INC.

                           RESTRICTED STOCK AGREEMENT

                                  CONFIDENTIAL

      THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is made and entered into on ____________, 20__, by and between, [NAME OF INDIVIDUAL], an individual residing at [ADDRESS OF INDIVIDUAL] (the "Employee") and Vertical Computer Systems, Inc., a Delaware corporation, located at 201 Main Street, Suite 1175, Fort Worth, TX 76102 ("Vertical").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Vertical desires to provide the Employee an incentive with respect to the Employee's employment [with its subsidiary, Now Solutions, Inc. and their subsidiaries ("Now Solutions")], and to promote the growth and success of Vertical and [its/Now Solutions and their] subsidiaries by awarding the Employee a restricted stock award pursuant to the terms of this Agreement.

      NOW, THEREFORE, for and in consideration of the mutual promises and covenants and the considerations as set forth herein, the parties do hereby agree as follows:

                                    ARTICLE 1
                                 AWARD OF SHARES

1.1. Grant. For and in consideration of services to be rendered by the Employee to [Vertical/Now Solutions] and other valuable consideration, Vertical agrees to grant and issue and does hereby grant and issue to the Employee, and the Employee agrees to accept and does hereby accept from Vertical, effective as of the date of this Agreement (the "Date of Grant") a restricted stock award consisting of ________________ shares of common stock in Vertical (the "Shares") pursuant to the terms and conditions and subject to the restrictions hereinafter set forth.

1.2  Confidentiality.  As a condition of the grant of Shares in this  Agreement,
Employee shall keep the terms of this Agreement and the award of Shares confidential. Employee shall not disclose the terms of this Agreement or the award of shares to any third party, including any employees of Vertical, Now Solutions or any their subsidiaries and affiliates. Notwithstanding the foregoing, Employee may disclose or discuss the terms of this Agreement to (a) the President or CEO of Vertical, (b) the Chief Financial Officer of Vertical,
(c) Vertical's independent auditors, (d) Employee's accountant for tax purposes or to its personal legal counsel, provided such individuals or entities agrees to keep the terms of this Agreement and the award of the Shares confidential, or
(e) to the extent required by applicable law; provided, however, that if Employee is required in any legal proceeding, regulatory proceeding or any similar process to disclose any part of the terms of this Agreement, Employee shall give prompt notice of such request to Vertical so that Vertical may seek an appropriate protective action.

1.3  Vesting of Shares.  The Shares  that have  become  vested  pursuant to this
Section 1.2 are herein referred to as the "Vested Shares" and all Shares which are not vested are herein referred to as the "Unvested Shares."

      (a) Subject to the restrictions and conditions in this Agreement, the Shares shall vest in accordance with the following schedule:


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                  (1) First installment.  ________________________  of the total
Shares on the 1st anniversary of the Date as of the Date of Grant, provided that the Employee is employed by [Vertical/Now Solutions] or providing services to [Vertical/Now Solutions] on the 1st anniversary of the Date of Grant.

                  (2) Second  installment.  An  ________________________  of the total Shares on the second (2nd) anniversary of the Date of Grant, provided that the Employee is still employed by [Vertical/Now Solutions] or providing services to [Vertical/Now Solutions] on such second (2nd) anniversary.

                  (3) Third installment. An additional ________________________ of the total Shares on the third (3rd) anniversary of the Date of Grant, provided that the Employee is still employed by [Vertical/Now Solutions] or providing services to [Vertical/Now Solutions] on such third (3rd) anniversary.

      (b) In the event the Employee's services terminate as set forth below, the Shares will vest as follows:

                  (1) If the Employee is unable to perform the Employee's duties in connection with the Employee's employment due to due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause for a period of ten (10) consecutive weeks or for a cumulative period of seventy (70) business days during any five (5) month period ("Disability"), or due to death, a pro-rata number of Shares applied to the applicable installment(s) will vest for a period of twelve (12) months after the date of termination of Employee's services or the date of termination due to a Disability.

                  (2) If the Employee is terminated without cause by [Vertical/[Vertical/Now Solutions]], a pro-rata portion of the number of Shares applied to the applicable installment(s) will vest through a period that is sixty (60) days after the date of termination of employment.

1.4 Term; Forfeiture. Upon any forfeiture, all rights of the Employee with respect to the forfeited Unvested Shares shall cease and terminate, without any further obligation on the part of Vertical and ownership of the Unvested Shares shall be transferred back to Vertical. Any Unvested Shares shall be forfeited on the first to occur of the following:

      (a) 5 p.m. on the date which is twelve (12) months following the date of the Employee's termination of employment by [Vertical/Now Solutions] due to death or Disability.

      (b) 5 p.m. on the date of the Employee's termination of employment by [Vertical/Now Solutions] for Cause;

      (c) 5 p.m. on the date which is sixty (60) days following the Employee's termination of employment for any reason other than death Disability, or for Cause.

      (d) 5 p.m. on the date which is the date of the Employee's termination of employment in the case where the Employee resigns.

For purposes of this Section 1.3, "Cause" shall mean (i) frequent and unjustifiable absenteeism, other than solely by reason of the Employee's illness or physical or mental disability; (ii) insubordination or the Employee's continued violation of the Employee's obligation to perform the duties and responsibilities normally required of the Employee's position, which are willful or grossly negligent, after the Employee has been given written notice from the Employee's supervisor describing the Employee's violations and has failed to cure or commence to cure such violations within thirty (30) days; (iii) failing to follow the reasonable instructions of the Employee's supervisor; and (iv) a willful act of embezzlement or dishonesty which is materially injurious to Vertical or Now Solutions or any affiliate of Vertical or Now Solutions.


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1.5 Shares Held by the  Custodian.  The Employee  hereby  authorizes and directs
Vertical to deliver any certificates issued by Vertical to evidence the Shares to the President of Vertical (the "Custodian") to be held by the Custodian until the Shares become Vested Shares. the Employee hereby irrevocably appoints the Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Employee with full power and authority to execute any transfer power or other instrument necessary to transfer the Shares to Vertical, in the name, place and stead of the Employee, if the Shares do not vest as provided in
Section 1.2 above.

1.6 No Rights to Distributions. The Employee shall not be entitled to any dividends paid or declared on Unvested Shares for which the record date is prior to the vesting of the Shares as provided in Section 1.2 above.

                                    ARTICLE 2
                             RESTRICTIONS ON SHARES

2.1. Restrictions on Unvested Shares. No portion of the Restricted Stock or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Employee for any reason or in any manner, including by will or intestacy until such portion of the Restricted Stock becomes vested in accordance with Section 1.2 of this Agreement. The period of time between the date hereof and the date all Restricted Stock becomes vested is referred to herein as the "Restriction Period." Unvested Shares shall not be transferable by the Employee.

2.2. Restrictions on Vested Shares. Vested Shares shall be subject to the provisions, including all restrictions on transfer, set forth in this Agreement, including without limitation, any restrictive legends as set forth on the share certificate, and any State or Federal regulations, including Rule 144.

                                    ARTICLE 3
                               GENERAL PROVISIONS

3.1. Legends. Any certificate representing the Shares shall be endorsed with the following legend or a legend with similar language as determined by Vertical in its sole and absolute discretion. the Employee shall not make any transfer of the Shares without first complying with the restrictions on transfer described in such legend:

                             TRANSFER IS RESTRICTED

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM.

The Employee agrees that Vertical may also endorse any other legends required by applicable federal or state securities law. Vertical need not register a transfer of the Shares and may also instruct its transfer agent, if any, not to register the transfer of the Shares unless the conditions specified in the foregoing legends are satisfied.


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3.2 Employee  Shareholder  Rights.  During the Restriction  Period, the Employee
shall have all the rights of a shareholder with respect to the Restricted Stock except for the right to transfer the Restricted Stock, as set forth in Article 2 of this Agreement. Accordingly, the Employee shall have the right to vote the Restricted Stock and to receive any cash dividends paid to or made with respect to the Restricted Stock, provided, however, that dividends paid, if any, with respect to that Restricted Stock which has not vested at the time of the dividend payment shall be held in the custody of Vertical and shall be subject to the same restrictions that apply to the corresponding Restricted Stock.

3.3 Changes in Stock.

      (a) Except as set forth in subsection (b), in the event that as a result of (i) any stock dividend, forward stock split, or other change in the Restricted Stock, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of Vertical and by virtue of any such change, the Employee shall in the Employee's capacity as owner of unvested shares of Restricted Stock which have been awarded to the Employee (the "Prior Stock") be entitled to new or additional or different shares or securities, such new or additional or different shares or securities shall thereupon be considered to be unvested Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Stock pursuant to this Agreement.

      (b) In the event Vertical shall combine the outstanding shares into a smaller number of shares in connection with a reverse stock split, the Prior Shares shall be proportionately decreased, effective at the opening of business on the full business day next following the day such action becomes effective.

3.4 Employee Representation. The Employee expressly acknowledges that the Employee has not been induced to enter into this Agreement by the expectation of employment or continued employment with New Solutions, Inc. nor with any of its subsidiaries (including New Solutions (Canada) Inc).

3.5. No Employment Rights Created. The award of Shares hereunder shall not be construed as granting Employee right to continue or extend Employee's employment (if any) with [Vertical/Now Solutions] or as interfering with the right of [Vertical/Now Solutions]' to terminate the employment of Employee. The parties agree that [neither Now Solutions nor ] Vertical shall have no further obligations to Employee relating to the grant of stock except as stated herein.

3.6 Notices. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to the Employee at the address set forth above. In the case of Vertical, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of the President. Each notice, request, claim, demand or other communication delivered or sent in the manner described above shall be deemed sufficiently delivered or sent at such time as it is delivered to the addressee (with the return receipt deemed exclusive evidence of such receipt) or at such time as delivery is refused by the addressee.


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3.7 Authority.  Each party hereto represents and warrants that it has full power and authority to enter into this Agreement and to perform this Agreement in accordance with its terms.

3.8 Governing Law. Without reference to its conflict of laws provisions, this Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas and the Federal and State courts of Texas shall have exclusive jurisdiction with respect to any dispute arising herein subject to any local legislation which may apply to the Employee's employment in which case the said legislation shall apply only with reference to the matter governed therein, and shall not in any other way affect the governing law of the Agreement or the provisions hereof. The parties irrevocably waive any objection to such venue based on forum nonconveniens or similar principle with respect to the exclusive jurisdiction of the Federal and State courts of Texas.

3.9 Successors and Assigns. The rights, duties and obligations of a party hereunder may not be assigned, delegated or assumed without the prior written consent of the other party, and any such assignment shall be void and without effect, provided that Vertical may assign this Agreement to any successor entity or acquiring entity of Vertical if the context so requires, without the Employee's consent, and such assignment shall not constitute a termination of the Employee's employment hereunder. Nothing herein shall cause a termination of this Agreement upon the acquisition, reorganization, or merger of Vertical. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each party's respective successors or permitted assigns. Nothing herein shall be construed to confer upon any person not a party hereto any right, remedy or claim under or by reason of this Agreement.

3.10 Headings and Pronouns. The headings of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to any require.

3.11 Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless recognized in writing and signed by the President or the Board.

3.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. It is not necessary that each party hereto execute the same counterpart.

3.13 Severability. If any provision of this Agreement shall be determined, under applicable law, to be overly broad in duration, substantive scope or otherwise, such provision shall be deemed narrowed to the broadest terms permitted by applicable law and shall be enforced as so narrowed. If any provision of this Agreement is nevertheless held invalid, void, or enforceable for any reason, the remaining provisions will nevertheless continue in full force and effect as if the invalid, void, or unenforceable provision had never been contained in this Agreement and the validity, legality and enforceability of the remaining provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated..

3.14 Amendment. This Agreement may be amended only in writing executed by the Employee and an authorized representative of Vertical.


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3.15  Finality of  Agreement.  This  Agreement,  when  executed by the  parties, supersedes all other understandings and agreements of the parties with respect to the matters set forth herein.

3.16 Independent Counsel. The Employee represents and warrants to Vertical that the Employee was advised to consult with independent legal counsel of the Employee's own choosing concerning this Agreement and that Executive has either done so or has had a reasonable opportunity to do so and has chosen not to seek independent legal counsel.

      IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first set forth above.

                                       VERTICAL COMPUTER SYSTEMS, INC.



                                       By:
                                           --------------------------------
                                           [NAME OF AUTHORIZED AGENT]
                                           [TITLE OF AUTHORIZED AGENT]


Accepted and agreed:

Employee


By:
    ---------------------------------
Name: [NAME OF EMPLOYEE]


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